Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Pinstripes Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Newley Registered Securities	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(4)	Amount of Registration Fee
Fees to be Paid	Equity	Pinstripes Holdings Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) underlying the Oaktree Tranche 2 Warrants	457(c)	174,750(2)	$0.60035	$104,911.16	0.00015310	$16.06
Fees to be Paid	Equity	Pinstripes Holdings Class A Common Stock underlying the Silverview Tranche 3 Warrants	457(c)	29,292(3)	$0.60035	$17,585.45	0.00015310	$2.69
	Total Offering Amounts					$122,496.61		$18.75
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$18.75
(1)     Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued by reason of any stock split, stock dividend or similar transaction.
(2)     Consists of 174,750 shares of Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(3)     Consists of 29,292 shares of Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(4)     Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on December 16, 2024 ($0.60035 per share of Class A common stock). This calculation is in accordance with Rule 457(c) of the Securities Act.